4926-1326-4467 v.12 FIRST SUPPLEMENTAL INDENTURE Dated as of July 28, 2025 between EOS ENERGY ENTERPRISES, INC. as Company and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee to the Indenture dated as of May 25, 2023 between the Company and the Trustee

4926-1326-4467 v.12 THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 28, 2025 (this “Supplemental Indenture”), between Eos Energy Enterprises, Inc., a Delaware corporation, as issuer (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”), is entered into pursuant to the terms of the Indenture referred to below. PRELIMINARY STATEMENT WHEREAS, Company entered into that certain Indenture dated as of May 25, 2023 (the “Issue Date”), between the Company and the Trustee (as amended, modified or supplemented from time to time prior to the date hereof, the “Indenture”), pursuant to which the Company issued its 26.5% Convertible Senior PIK Notes due 2026 (the “Notes”). Capitalized terms used in this Supplemental Indenture that are not otherwise defined herein have the meanings assigned thereto in the Indenture. WHEREAS, pursuant to Sections 10.02(b) and 10.02(c) of the Indenture, subject to the receipt of the consent of each Holder of the Notes and the other terms and conditions of the Indenture, the Trustee and the Company may execute a supplemental indenture to among other things, reduce the rate of or extend the stated time for payment of interest on any Note and reduce the principal of or extend the Maturity Date of any Note; WHEREAS, the Company desires to enter into this Supplemental Indenture to make changes to the Indenture, including to (a) extend the Maturity Date; and (b) reduce the applicable interest rate from 26.5% to 7.0%; WHEREAS, the Company has received the written consent of each Holder of each outstanding Note in respect of this Supplemental Indenture in accordance with Section 10.02 of the Indenture; WHEREAS, the Company has delivered an Officer’s Certificate and Opinion of Counsel in accordance with Section 10.05 of the Indenture stating this Supplemental Indenture complies with the Indenture and is permitted or authorized under the Indenture; and WHEREAS, pursuant to Article 10 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: SECTION 1. Amendments to the Indenture. Effective as of the date hereof, the Indenture is hereby amended as follows: (a) The definition of “Interest Rate” set forth in Section 1.01 is hereby amended and restated to read as set forth below: “Interest Rate” means (a) at all times prior to the Original Maturity Date, 26.50% per annum and (b) commencing on and including the Original Maturity Date and at all times thereafter, 7.0%. (b) The definition of “Maturity Date” set forth in Section 1.01 is hereby amended and restated to read as set forth below: “Maturity Date” means September 30, 2034.

4926-1326-4467 v.12 (c) A new definition of “Original Maturity Date” is hereby added to Section 1.01 in appropriate alphabetical order to read in its entirety as follows: “Original Maturity Date” means June 30, 2026. (d) Section 16.01 of the Indenture is hereby amended and restated to read in its entirety as follows: Section 16.01 Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to June 30, 2024. On or after June 30, 2024, provided that the Company has obtained any stockholder approval, if applicable, pursuant to Nasdaq Marketplace Rule 5635(c) and/or 5635(d) or the shareholder approval rules or listing standards of any other national or regional securities exchange that are applicable to the Company, solely to the extent that such approvals may be necessary for the Company to effectuate any redemption of the Notes (the “Stockholder Approval Requirement”), the Company may redeem the Notes (an “Optional Redemption”) (x) in cash, (y) through the issuance of shares of Common Stock or (z) a combination thereof, in whole or in part, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02. For purposes hereof, the “Redemption Price” means: (a) with respect to any Optional Redemption with a Redemption Date that is on or prior to the Original Maturity Date, an amount that equals the then-current Capitalized Principal Amount of the Notes plus the aggregate amount of all accrued and unpaid or un-capitalized interest payments on the Capitalized Principal Amount of the Notes that the Holders of the Notes to be redeemed would have been entitled to receive had the Notes remained outstanding to the Original Maturity Date (for the avoidance of doubt, including interest on capitalized interest which would have been added to the Principal Amount during the period from the Redemption Date to the Original Maturity Date); and (b) with respect to any Optional Redemption with a Redemption Date that is after the Original Maturity Date, an amount equal to the then- current Capitalized Principal Amount of the Notes plus the aggregate amount of all accrued and unpaid or un-capitalized interest payments on the Capitalized Principal Amount of the Notes accrued through, but excluding the Redemption Date. (e) Section 16.02(a) of the Indenture is hereby amended and restated to read in its entirety as follows: (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five calendar days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 50 nor more than 70 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee; provided further

4926-1326-4467 v.12 that if the Company elects, to the extent permitted hereunder and as specified in the Redemption Notice, to settle the redemption of such Notes by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day not less than 15 nor more than 60 calendar days after the date the Company sends such Redemption Notice to each Holder so to be redeemed as a whole or in part (in which case the time period relating to the Redemption Notice referred to above shall not be applicable). The Redemption Date must be a Business Day. Without limiting the foregoing, with the consent of the Holders of all Notes to be redeemed and with the consent of the Trustee, all such time periods may be shortened. (f) Section 16.02(d) of the Indenture is hereby amended and restated to read in its entirety as follows: (d) If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Physical Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples of $1.00 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate; provided that, the Notes may be redeemed, at the Company’s request, on a non-pro rata basis but only to the extent that: (x) all of the outstanding Notes of Holders that are not Affiliated Holders are being redeemed in full and (y) the only Notes remaining after giving effect to the redemption are any outstanding Notes of any Affiliated Holders. If fewer than all of the outstanding Notes are to be redeemed (other than in the case of a non pro rata redemption of all of the outstanding Notes of Holders that are not Affiliated Holders) and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedure. As used herein, the term “Affiliated Holders” means any Holder of a Note that was an Affiliate of the Company on July 28, 2025 (i.e., the effective date of the First Supplemental Indenture), as set forth in Schedule I attached hereto. In the case of any non-pro rata optional redemption as provided hereunder, the Company shall select the Notes for redemption and notify the Trustee of such selection in an Officer’s Certificate. The Trustee shall be entitled to conclusively rely on the selections of Notes made by the Company and shall have no duty to determine or verify the Company’s determination of whether and/or which Notes are held by Affiliated Holders. For avoidance of doubt, the Stockholder Approval Requirement is not applicable in the case of an Optional Redemption of all of the Notes of Holders that are not Affiliated Holders. SECTION 2. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

4926-1326-4467 v.12 SECTION 4. Waiver of Jury Trial. EACH OF THE COMPANY, EACH HOLDER OF THE NOTES BY ACCEPTANCE THEREOF, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. SECTION 5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. When used herein, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. SECTION 6. Concerning the Trustee. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture and performing the obligations provided for herein, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct of or affecting the liability of or affording protection to the Trustee, including but not limited to provisions regarding indemnification. SECTION 7. Ratification; No Other Changes. Except as provided herein, the Indenture shall remain unchanged and in full force and effect, and each reference to the Indenture and words of similar import in the Indenture, as amended hereby, shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. This Supplemental Indenture may be used to create a conformed amended and restated Indenture for the convenience of administration by the parties hereto.

4926-1326-4467 v.12 SECTION 8. Execution, Delivery and Validity. The Company represents and warrants to the Trustee that (i) this Supplemental Indenture has been duly and validly executed and delivered by it and the Indenture, as supplemented by this Supplemental Indenture, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (ii) the execution of this Supplemental Indenture is authorized or permitted under the Indenture and all conditions precedent thereto have been satisfied. SECTION 9. Binding Effect. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. SECTION 10. Direction to the Trustee. The Company hereby directs the Trustee to execute this Supplemental Indenture and acknowledges and agrees that the Trustee will be fully protected in relying upon the foregoing direction. [Remainder of Page Intentionally Left Blank; Signature page follows.]

4926-1326-4467 v.12 Signature Page to First Supplemental Indenture EOS Energy Enterprises, Inc. IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Indenture as of the date first written above. EOS ENERGY ENTERPRISES, INC., as the Company By: /s/ Michael Silberman Name: Michael Silberman Title: Chief Legal Officer and Secretary WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Trustee By: /s/ Barry D. Somrock Name: Barry D. Somrock Title: Vice President

4926-1326-4467 v.12 Signature Page to First Supplemental Indenture EOS Energy Enterprises, Inc. SCHEDULE I AE Convert, LLC